As filed with the Securities and Exchange Commission on October 28, 1999
                                                      Registration No. 33-88268


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                               ------------------

                         UNIROYAL TECHNOLOGY CORPORATION
             (Exact name of Registrant as specified in its charter)

   Delaware                                                 65-0341868
(State or other jurisdiction                            (I.R.S. Employer
of Incorporation or organization)                    Identification Number)


                       Two North Tamiami Trail, Suite 900
                             Sarasota, Florida 34236
                                                         (941) 361-2100
     (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

      UNIROYAL TECHNOLOGY CORPORATION 1992 NON-QUALIFIED STOCK OPTION PLAN
                            (Full title of the plan)

                             OLIVER J. JANNEY, ESQ.
                  Vice President, Secretary and General Counsel
                         Uniroyal Technology Corporation
                       Two North Tamiami Trail, Suite 900
                             Sarasota, Florida 34236
                     (Name and address of agent for service)
                                                         (941) 361-2212
          (Telephone number, including area code, of agent for service)


                  CALCULATION OF REGISTRATION FEE
--------------------------- ------------------------ ------------------------- ------------------------ -------------------------
                                                     Proposed Maximum          Proposed maximum
Title of Securities to be   Amount to be             offering price per        aggregate offering      Amount of registration
registered                  registered*              unit**                    price**                  fee*
--------------------------- ------------------------ ------------------------- ------------------------ -------------------------

Uniroyal Technology
Corporation Common Stock
(par value $.01 per share)

                                                     $5.05                     $252,500                 $765.15
                            50,000 shares
--------------------------- ------------------------ ------------------------- ------------------------ -------------------------

* 70,000 shares were registered on February 3, 1994, and 80,000 shares were registered on January 6, 1995. The foregoing fee is for registration of the additional 50,000 shares covered by this registration statement. ** Estimated solely for the purpose of determining the registration fee in accordance with Rule 457 under the Securities Act of 1933 based on the prices of the grants to the date hereof.

[PG NUMBER]


                                     PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference

         The contents of the Registration Statement filed by the Registrant on Form S-8 on January 6, 1995, Registration Number 33-88268, are incorporated herein by reference.


Item 5.  Interests of Named Experts and Counsel

         The opinion and consent of Oliver J. Janney, Esq., Vice President, General Counsel and Secretary of the Company, addressing certain legal matters with regard to the additional shares of common stock being registered under this registration statement are attached hereto as Exhibits 5.2 and 23.1. As of October 26, 1999, Mr. Janney owned certain securities of the Company.


Item 8.  Exhibits

         The following Exhibits are filed herewith:


Exhibit Number                        Description

5.1 and 23.1               Opinion and Consent of General Counsel of Uniroyal
                           Technology Corporation.
23.2                       Consent of Deloitte & Touche, LLP
24.1                       Power of Attorney (See below.)





                                POWER OF ATTORNEY

         Each person whose signature to this registration statement appears below hereby appoints Howard R. Curd, Robert L. Soran and Oliver J. Janney, and each individually, any one of whom may act without the joinder of the others, as his agent and attorney-in-fact to sign on his behalf individually and in the capacity stated below and to file all amendments and post-effective amendments to this registration statement, which amendments make such changes and additions to this registration statement as such agent and attorney-in-fact may deem necessary or appropriate.

[PG NUMBER]

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sarasota, State of Florida on October 26, 1999.


                                                UNIROYAL TECHNOLOGY CORPORATION


                                             By: /s/ George J. Zulanas, Jr.
                                               George J. Zulanas, Jr.
                                               Vice President, Treasurer and
                                               Chief Financial Officer
                                               (Principal Financial Officer and
                                               Principal Accounting Officer)


Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.






    /s/ Howard R. Curd          Director, Chairman             October 26, 1999
Howard R. Curd                  Chairman of the Board and
                                Chief Executive Officer




    /s/ George J. Zulanas, Jr.  Vice President,                October 26, 1999
George J. Zulanas, Jr.          Treasurer, and Chief
                                Financial Officer
                                (Principal Financial
                                Officer and Principal
                                Accounting Officer)

  /s/ Peter C. B. Bynoe         Director                       October 26, 1999
Peter C.B. Bynoe



  /s/ Thomas E. Constance       Director                       October 26, 1999
Thomas E. Constance



 /s/ Richard D. Kimbel          Director                       October 26, 1999
Richard D. Kimbel



/s/ Roland H. Meyer             Director                       October 26, 1999
Roland H. Meyer




/s/ Robert L. Soran             Director, President            October 26, 1999
Robert L. Soran                 and Chief Operating
                                Officer

                                                          Exhibits 5.1 and 23.1

                         UNIROYAL TECHNOLOGY CORPORATION
                                    SUITE 900
                             TWO NORTH TAMIAMI TRAIL
                             SARASOTA, FLORIDA 34236
OLIVER J. JANNEY
VICE PRESIDENT,                                      Telephone:  (941) 361-2212
GENERAL COUNSEL & SECRETARY
                                                     Fax:   (941) 361-2214

                                October 26, 1999

Uniroyal Technology Corporation
One Sarasota Tower
Two North Tamiami Trail, Suite 900
Sarasota, Florida 34236

Dear Sirs:

      I have acted as counsel to Uniroyal Technology Corporation, a Delaware corporation (the "Company"), in connection with the preparation and filing by the Company with the Securities and Exchange Commission of a registration statement of the Company on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, with respect to the offering and sale of up to 50,000 shares of common stock, $0.01 par value per share ("Common Stock"), of the Company issuable in connection with the Company's 1992 Non-Qualified Stock Option Plan (the "Plan"). Terms defined in the Registration Statement and not otherwise defined herein are used herein with the meanings as so defined.

      In so acting, I have examined originals or copies, certified or otherwise identified to my satisfaction, of the Registration Statement, the Plan, and such corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers or representatives of the Company as I have deemed relevant or necessary as a basis for the opinions hereinafter set forth. I have also made such inquiries of such officers and representatives as I have deemed relevant or necessary for a basis for the opinions hereinafter set forth.

      In such examination, I have assumed the genuineness of all signatures, the authenticity of all documents submitted to me as originals, the conformity to original documents submitted to me as certified or photostatic copies and the authenticity of such latter documents.

Uniroyal Technology Corporation
October 26, 1999
Page Two



      Based on the foregoing, and subject to the qualifications stated herein, I am of the opinion that the shares of Common Stock initially issuable in connection with the Plan will be validly issued, fully paid and non-assessable and free of preemptive rights.

      The opinions herein are limited to the laws of the State of Florida, the General Corporation Law of the State of Delaware and the federal laws of the United States, and I express no opinion as to the effect of the laws of any other jurisdiction on the matters addressed in this opinion.

      I consent to the use of this opinion as an exhibit to the Registration Statement. I further consent to the use of this opinion as an exhibit to applications to securities commissioners of various states of the United States for registration or qualification of the Common Stock issuable in connection with the Plan under the securities (or "Blue Sky") laws of such states to the extent that such registration or qualification may be required.

      This opinion is rendered solely for your benefit in connection with the Plan. This opinion may not be used or relied upon by any other person and may not be disclosed, quoted, filed with a governmental agency or otherwise referred to without my prior written consent, except as noted above.

                                                     Very truly yours,

                                                      /s/ Oliver J. Janney

                                                     Oliver J. Janney

OJJ:rah

                                                                  EXHIBIT 23.2




INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement No. 33-88268 of Uniroyal Technology Corporation on Form S-8 of our report dated
December 16, 1998, appearing in the Annual Report on Form 10-K of Uniroyal Technology Corporation for the year ended September 27, 1998.



DELOITTE & TOUCHE, LLP

October 26, 1999
Tampa, Florida